Exhibit 99.1

Local Corporation Promotes COO to President

Appoints new senior vice president, technology

IRVINE, Calif., Jan. 5, 2012 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today announced that it has promoted chief operating officer (COO), Michael Sawtell to president and COO.

Sawtell has more than 20 years of operational leadership experience with public and private companies, including serving as founder and CEO of DigitalPost Interactive, an online digital media company and parent company of the Rovion business, which was acquired by Local Corporation earlier this year. As part of that acquisition, Sawtell was appointed senior vice president and general manager of sales and advertiser services. He was promoted to COO in May 2011.

Sawtell served as Local.com’s president and COO from 2000 to 2005 and previously held key management positions at Northrop Grumman Corporation and General Dynamics Corporation.

“Mike has been instrumental in our transformation over the past three quarters,” said Heath Clarke, Local Corporation, chairman and CEO. “Our board and executive team recognize the significant progress and efficiencies garnered under Mike’s leadership and we look forward to his future contributions to our continued growth and success.”

The company also announced the appointment of Erick Herring as senior vice president, technology. Herring will be responsible for leading the company’s technology development and data initiatives. Herring will report to Sawtell.

Herring has more than 15 years of senior level technology experience and most recently was the founder of daily deals company, Townloop. Previously Herring served as chief technology officer (CTO) and vice president of product for online feedback site, Feedback.com. Prior to Feedback.com, he also served as CTO of Adapt Technologies, Inc., which was acquired by WebVisible, where he became CTO and vice president of product. Herring also held key management positions at Zenith Insurance and Digital Evolution.

“Erick is a proven technology leader with valuable experience and demonstrated success in building platforms and technologies to optimize search marketing and advertising solutions for local businesses,” said Michael Sawtell, Local Corporation, president and COO. “It’s an exciting time for the company and Erick is well suited to lead our technology team as we expand our product suite and technology capabilities.”

About Local Corporation

Local Corporation (NASDAQ:LOCM), a leading online local media company, enables brick-and-mortar businesses to connect with online customers using a variety of digital marketing products. The company reaches more than 30 million consumers each month on the flagship Local.com website, more than 1,000 regional media sites and more than 100,000 geo-category websites. The company distributes daily deals to hundreds of thousands of email subscribers via Spreebird.com, rich media ads via Rovion.com, and real-time product inventory information from more than 70,000 retail locations nationwide via Krillion.com. To advertise, or for more information, visit: http://www.local.com/ or http://www.localcorporation.com.

Local Corporation is a registered trade name of Local.com Corporation.

Forward Looking Statements

This press release contains forward looking statements that involve risks and uncertainties concerning Local.com Corporation’s expected financial performance, as well as Local.com’s strategic and operational plans. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, our advertising partners paying less RPC and revenues to us for our search results; our ability to adapt our business following the shifts in our monetization partners; our ability to monetize the Local.com domain, including at a profit; our ability to retain monetization partners for the Local.com domain and other web properties under our management that allows us to operate profitably; our ability to develop, market and operate our local-search technologies; our ability to market the Local.com domain as a destination for consumers seeking local-search results; our ability to grow our business by enhancing our local-search services, including through businesses we acquire; the future performance of our OCTANE360 business; the integration and future performance of our Spreebird daily deals business, including the recently acquired Screamin Daily Deals business, our Krillion business and our Rovion business, as well as any other businesses we may acquire; our ability to successfully expand our Spreebird business into new markets, including through acquisitions; the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate; difficulties executing integration strategies or achieving planned synergies; the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated; our ability to successfully expand our sales channels for new and existing products and services; our ability to increase the number of businesses that purchase our advertising products; our ability to expand our advertiser and distribution networks; our ability to integrate and effectively utilize our acquisitions’ technologies; our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure; as well as our dependence on major advertisers, competitive factors and pricing pressures; changes in legal and regulatory requirements; and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

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Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com